UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Janus Detroit Street Trust

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

151 Detroit Street Denver, Colorado	80206-4805
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, $0.001 par value	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: 333-207814.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, $0.001 par value, of Janus Henderson Equity Linked High Income ETF and Janus Henderson Equity Linked Moderate Income ETF, each a series of Janus Detroit Street Trust (the “Registrant”), to be registered hereunder is set forth in Post-Effective Amendment No. 97 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-207814; 811-23112) as expected to be filed and effective with the Securities and Exchange Commission on April 20, 2026, which description is incorporated herein by reference.

The series of the Registrant to which this filing relates and its I.R.S. Employer Identification Number is as follows:

Series Name	EIN
Janus Henderson Equity Linked High Income ETF	39-4266837
Janus Henderson Equity Linked Moderate Income ETF	39-4237724

ITEM 2.	EXHIBITS.

1.	The Registrant’s Certificate of Trust, dated August 6, 2015, is incorporated herein by reference as Exhibit (a)(1) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement, filed on Form N-1A with the Securities and Exchange Commission (the “SEC”) on February 18, 2016.

2.	The Registrant’s Certificate of Amendment to the Certificate of Trust, dated August 6, 2015, is incorporated herein by reference as Exhibit (a)(2) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement, filed on Form N-1A with the SEC on February 18, 2016.

3.	The Registrant’s Amended and Restated Trust Instrument, dated August 6, 2015, is incorporated herein by reference as Exhibit (a)(3) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement, filed on Form N-1A with the SEC on February 18, 2016.

4.	The Registrant’s Amended Schedule A, dated October 16, 2025, to Amended and Restated Trust Instrument dated August 6, 2015, is incorporated herein by reference as Exhibit (a)(3)(a) to Post-Effective Amendment No. 75 to the Trust’s Registration Statement, filed on Form N-1A with the SEC on November 10, 2025.

5.	The Registrant’s Amended and Restated Bylaws, dated February 3, 2016, are incorporated herein by reference as Exhibit (b)(2) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement, filed on Form N-1A with the SEC on February 18, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 17, 2026

JANUS DETROIT STREET TRUST

By:	/s/ Cara Owen
Name:	Cara Owen
Title:	Vice President, Chief Legal Counsel, and Secretary